UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2014, the Board of Directors (the “Board”) of Semler Scientific, Inc. (the “Company”), by resolution as contemplated in the Company’s bylaws, increased the size of the Board from seven to eight Directors. In connection therewith, and to fill the newly created vacancy, the Board, upon the recommendation of its Nominating Committee, appointed Aidan M. Collins, age 51, to serve as a director of the Company until the next annual meeting of stockholders or until his successor is elected and qualified. Mr. Collins was also appointed by the Board upon the recommendation of the Nominating Committee to serve as a member and as Chairman of its Audit Committee.

Mr. Collins currently serves as the chief executive officer and founder of ControlMetric, Inc., a consulting and software company focused on bringing data-driven, fact-based approaches to operational risk management. Mr. Collins is responsible for all aspects of company operations, including business development, marketing and external relations. Prior to ControlMetric, Mr. Collins served as a partner at Bain & Company, from 2007 to 2010, where he led client relationships and consulting projects covering a range of strategic and operations issues, including IT strategy, cost reduction, post-merger integration and operations improvement. From 2004 to 2007, Mr. Collins was a partner in the advisory services practice at PricewaterhouseCoopers LLP, where he was a leader in the information technology effectiveness and healthcare payer practices in Northern California. Prior to that, Mr. Collins served as the senior vice president, sales and marketing in the healthcare group at Perot Systems, from 2002 to 2004, where he was responsible for leading sales and business development efforts for large healthcare organizations nationwide, focused on selling business process and technology outsourcing services to large healthcare payers. From 1992 to 2002, Mr. Collins served as partner with the enterprise risk services group at Deloitte & Touche LLP, where his responsibilities included leading the firm’s national practice related to the Health Insurance Portability and Accountability Act (HIPAA) and the information security services practice in Northern California and Hawaii. Mr. Collins holds an MBA from The Wharton School, University of Pennsylvania, an MHA from the University of North Carolina at Chapel Hill and a BE from University of Limerick in Ireland.

On July 8, 2014, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Semler Scientific, Inc., dated July 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Dan Conger
	Name:	Dan Conger
	Title:	VP Finance

Date: July 8, 2014